EXHIBIT 10.8





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                          SOFTWARE PURCHASE AGREEMENT
                          ---------------------------

          This Software Purchase Agreement (the "Agreement") dated as of Aug. 15, 1996 by and between Kenneth K. Parsons (the "Seller") and Information Analysis Incorporated, a Virginia corporation ("IAI").

                                   WITNESSETH
                                   ----------

          WHEREAS,  the Seller is the owner of a software  program known as CAST
(the  "Software")   which  is  utilized  in  connection  with  IAI's  transition engineering services;

          WHEREAS, the Seller wishes to sell to IAI all of his right, title, and interest in the Software to IAI;

          WHEREAS, IAI is prepared to purchase the Software on the terms and conditions described herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS
           -----------

          1.1 "Object Code" shall mean the machine-readable instructions in any form or media for the Software.

          1.2 "Software" shall mean all of the Object Code, Source Code, documentation, and all other elements or components of the CAST software in any form or media.

          1.3 "Source Code" shall mean the human-readable instructions in any form or media for the Software.

SECTION 2. PURCHASE AND SALE OF THE SOFTWARE
           ---------------------------------

          2.1 Closing. At a closing to take place at IAI, or at such other place as the parties shall agree to in writing (the "Closing"), the date of this Agreement being referred to herein as the "Closing Date"), the parties shall carry out the transactions described herein.

          2.2 Transfer of the Software. At the Closing the Seller shall transfer and deliver to IAI all Source Code, Object Code, documentation and other information pertaining to the Software, in any form or media, and all copies of such Source Code, Object Code, and documentation in the possession of the Seller, in any form or media, to IAI, in return for the consideration described below.




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SECTION 3. PAYMENT
           -------

         3.1 Payment Due at Closing. At the Closing, or as required thereafter, IAI shall pay to the Seller. or on the Seller's behalf as IAI may elect, the sum of up to $100,000 in connection with certain tax liabilities of the Seller existing as of the Closing.


         3.2 Royalty Payable to Seller. Commencing as of the Closing, the Seller shall be entitled to a royalty equal to 10% of the license fees collected by IAI from the licensing of the Software to third parties. Royalties shall be payable to the Seller based on actual collections received by CAST and shall be payable on a quarterly basis. The aggregate amount of royalties payable by IAI to the Seller pursuant to this Agreement shall not exceed $1,000,000.

SECTION 4. Issuance of Stock Options.
           --------------------------

         4.1 Issuance of Incentive Stock Options. At Closing, or within a
reasonable time thereafter,   IAI  shall  issue   incentive  stock  options  to
the Seller in consideration of Seller's remaining an employee of IAI after the sale of the Software. Such incentive stock options shall be exercisable for IAI's common stock, $.01 par value, as follows:

Number of         Date                   Exercise
Option Shares     Exercisable            Price
-------------     -----------            --------
   25,000         January 1, 1997           $4

   25,000         January 1, 1998           $4

   25,000         January 1, 1999           $4

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLER.
           ---------------------------------------------

         The Seller hereby  represents and warrants to IAI as follows:

         5.1  Authority.   All  necessary  action,   personal,   corporate  or
otherwise, has been taken by the Seller to authorize the sale of the Software, and all of Seller's rights thereto, to IAI.

         5.2 Absence of Liens. The Seller is the exclusive owner of the Software transferred hereby and said Software is not the subject of any liens, encumbrances, claims, or rights of third parties of any kind.

         5.3 Absence of Retained Intellectual Property Rights. By agreeing to the sale of the Software as described in this Agreement the Seller transfers and assigns all of his intellectual property rights of any kind or nature in and to the Software to IAI and agrees not


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to contest IAI's rights therein,  or IAI's right to sell,  license, or otherwise exploit the Software in any manner.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF IAI.
           --------------------------------------

         6.1 Authority. IAI has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the transactions contemplated hereby have been duly authorized by IAI.

SECTION 7. INDEMNIFICATION.
           ----------------

         7.1 Indemnification by the Seller. The Seller agrees to defend, indemnify and hold the IAI harmless from and against any damages, liabilities,
losses  and  expenses   (including reasonable  counsel  fees)  of any kind or
nature  whatsoever  which may be  sustained  or  suffered by IAI  based  upon a
breach  of any representation,     warranty    or agreement  made by the  Seller
in this Agreement.

SECTION 8. MISCELLANEOUS
           -------------

         8.1 Law Governing; General. This Agreement shall be construed under and governed by the laws of the Commonwealth of Virginia. This Agreement may be executed in counter-parts, each of which shall be deemed an original.

         8.2 Entire Agreement. This Agreement represents the complete agreement between the parties and supersedes all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, including all inducements to the making of this Agreement relied upon by all the parties hereto.

         8.3  Assignability.   This  Agreement  shall  be  binding  upon,  and
shall be enforceable by and inure to the benefit of, the parties named herein and their respective heirs, successors, administrators and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be void and of no effect.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.

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/s/                                      /s/ Kenneth K. Parsons
------------------------------           ----------------------------
Witness                                  Kenneth K. Parsons


                                         Information Analysis Incorporated




/s/                                      By: /s/ Sandor Rosenberg
------------------------------           ----------------------------
Witness                                  (Title) President
                                         ----------------------------

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